Rule 424 (b) (3) File # 33-73144
Techtronic Industries Company
Limited has changed the ratio
from 20 deposited ordinary
Shares for each American
Depositary Share to 5 deposited
Ordinary Shares for each
American Depositary Share.

EXHIBIT A
AMERICAN DEPOSITARY
SHARES
(Each American
Depositary
Share represents 20
deposited Ordinary
Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY
RECEIPT
FOR Ordinary SHARES OF
THE NOMINAL VALUE OF
HK$ 0.20 EACH OF
Techtronic Industries
Company Limited
(INCORPORATED UNDER
THE LAWS OF HONG KONG)
The Bank of
New York, as
depositary
(hereinafter called
the "Depositary"),
hereby certifies
that___________
______________________
______________________
, or registered
assigns IS THE OWNER
OF
______________________
_______
AMERICAN DEPOSITARY
SHARES
representing deposited
overseas-listed
foreign investment
shares, nominal value
HK$0.20 (herein called
"Ordinary Shares") of
Techtronic Industries
Company Limited,
established under the
laws of Hong Kong
(herein called the
"Company").  At the
date hereof, each
American Depositary
Share represents 20
Ordinary Shares
deposited or subject
to deposit under the
Deposit Agreement (as
such term is
hereinafter defined)
at the Hong Kong
office of Hongkong and
Shanghai Banking Corp.
(herein called the
"Custodian").  The
Depositary's Corporate
Trust Office is
located at a different
address than its
principal executive
office.  Its Corporate
Trust Office is
located at 101 Barclay
Street, New York, N.Y.
10286, and its
principal executive
office is located at
One Wall Street, New
York, N.Y. 10286.
THE DEPOSITARY'S
CORPORATE TRUST OFFICE
ADDRESS IS
101 BARCLAY STREET,
NEW YORK, N.Y. 10286